UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934

Date of report (Date of earliest event reported): February 11, 2016

Vermillion, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34810	33-059-5156
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12117 Bee Caves Road Building Three, Suite 100, Austin, TX 78738

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  (512) 519-0400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As part of recent changes in the sales organization  of Vermillion, Inc. (the “Company”), on February 11, 2016 terminated without cause the employment of Laura Miller, Senior Vice President, Sales and Customer Experience, effective February 19, 2016.

Ms. Miller’s termination was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 8.01Other Events.

On February 11, 2016, the Company adopted a restructuring plan to streamline its organization.  With approximately $24.0 million in cash as of September 30, 2015, the Company is restructuring headcount and other expenses targeting an approximately 20% reduction in operating expenses in 2016, as compared to operating expenses in 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vermillion, Inc.
Date: February 12, 2016	By:/s/ Eric J. Schoen
Name: Eric J. Schoen
Title: Vice President, Finance and Chief Accounting Officer